SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2007

Health Enhancement Products, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 385-3800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01:  Other Events

On April 25, 2007, the Registrant paid Howard R. Baer, its former CEO, approximately $174,000, in payment of the following obligations:  (1) an aggregate of $155,000 owing by the Registrant to Mr. Baer arising out of cash advances made to the Registrant by Mr. Baer in February, 2007 to fund the Registrant’s working capital needs; (2) $16,500 in back rent owing to Mr. Baer with respect to the Registrant’s principal facility; and (3) $2,800 in interest owing to Mr. Baer related to the $155,000 in cash advances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2007	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/Thomas D. Ingolia
Thomas D. Ingolia , Chief Executive Officer